EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT

                                      among

                                   QUIPP, INC.

                                       and

                        THE SHAREHOLDERS OF NEWSTEC, INC.





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                                TABLE OF CONTENTS
                                   (continued)

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

1.       Definitions........................................................1

2.       Sale and Purchase of the Shares; Consideration.....................8

         2.1      Sale and Purchase of the Shares...........................8

         2.2      Consideration.............................................8

         2.3      Estimated Closing Net Working Capital.....................9

         2.4      Final Closing Net Working Capital.........................9

3.       Closing...........................................................10

         3.1      Location; Date...........................................10

         3.2      Deliveries...............................................10

4.       Representations and Warranties of the Sellers.....................11

         4.1      Organization.............................................11

         4.2      Capitalization and Ownership.............................11

         4.3      Authority and Binding Effect.............................11

         4.4      Validity of the Transactions.............................11

         4.5      Restrictions.............................................12

         4.6      Indebtedness.............................................12

         4.7      Financial Statements; Books of Account...................12

         4.8      Taxes....................................................12

         4.9      Undisclosed Liabilities..................................14

         4.10     Accounts Receivable......................................14

         4.11     Title to Assets; All Tangible Assets.....................14

         4.12     Condition of Assets......................................14

         4.13     Real Property............................................15

         4.14     Intellectual Property....................................15

         4.15     Contracts................................................16

         4.16     Employees/Independent Contractors........................17

         4.17     Governmental Permits.....................................18

         4.18     Compliance with Law and Court Orders.....................18

         4.19     Insurance................................................19

         4.20     Labor Matters............................................19

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         4.21     Employee Benefit Plans...................................19

         4.22     Transactions with Affiliates.............................22

         4.23     Absence of Certain Changes...............................22

         4.24     Environmental Matters....................................23

         4.25     Additional Information...................................24

         4.26     Corporate Records........................................25

         4.27     Brokers..................................................25

         4.28     Relationship With Customers..............................25

         4.29     Subsidiaries.............................................25

         4.30     Statements and Other Documents Not Misleading............25

         4.31     Purchaser Stock..........................................26

5.       Representations and Warranties of the Purchaser...................27

         5.1      Organization and Standing................................27

         5.2      Authority and Binding Effect.............................27

         5.3      Validity of Contemplated Transactions....................27

         5.4      Valid Issuance of the Purchaser Stock....................27

         5.5      SEC Filings..............................................27

         5.6      Brokers..................................................27

6.       Covenants.........................................................27

         6.1      Consents, Further Assurances.............................27

         6.2      Covenant Not to Compete..................................28

         6.3      Nonsolicitation..........................................28

         6.4      Hiring of Employees......................................28

         6.5      Affiliates...............................................29

         6.6      Injunctive Relief........................................29

         6.7      Tax Matters..............................................29

         6.8      Restriction on Transfer of Shares........................31

         6.9      Audit....................................................31

7.       Indemnification...................................................32

         7.1      By the Sellers...........................................32

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         7.2      By the Purchaser.........................................32

         7.3      Procedure for Claims.....................................33

         7.4      Claims Period............................................34

         7.5      Third Party Claims.......................................34

         7.6      Effect of Investigation or Knowledge.....................35

         7.7      Survival Period..........................................35

         7.8      No Contribution/Indemnification..........................35

         7.9      Contingent Claims........................................35

         7.10     Exclusive Remedy.........................................36

         7.11     Characterization of Payments.............................36

8.       Public Announcements..............................................36

9.       General Matters...................................................36

         9.1      Contents of Agreement....................................36

         9.2      Amendment, Parties in Interest, Assignment, Etc..........36

         9.3      Further Assurances.......................................36

         9.4      Interpretation...........................................37

         9.5      Counterparts.............................................37

         9.6      Schedules................................................37

         9.7      Negotiated Agreement.....................................37

         9.8      Severability.............................................38

         9.9      Expenses.................................................38

10.      Notices...........................................................38

11.      Governing Law.....................................................39

12.      General Release...................................................39

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A         Form of Escrow Agreement
Exhibit B         Earn-Out
Exhibit C         Form of Promissory Note


SCHEDULES

Schedule 4.1                        Qualifications to do business
Schedule 4.4                        Required Consents
Schedule 4.6                        Indebtedness
Schedule 4.7                        Financial Statements
Schedule 4.8                        Tax Matters
Schedule 4.11                       Assets
Schedule 4.13(a)                    Owned Real Property
Schedule 4.13(b)                    Leased Real Estate
Schedule 4.14                       Intellectual Property
Schedule 4.15(a)                    Customer Contracts
Schedule 4.15(b)                    Additional Contracts
Schedule 4.16(a)                    Employees
Schedule 4.16(b)                    Independent Contractors
Schedule 4.17                       Governmental Permits
Schedule 4.18(a)                    Litigation
Schedule 4.18(b)                    Court Orders
Schedule 4.19                       Insurance
Schedule 4.21                       Employee Benefit Plans
Schedule 4.22                       Transactions with Affiliates
Schedule 4.23                       Absence of Certain Changes
Schedule 4.24                       Environmental Matters
Schedule 4.25                       Additional Information
Schedule 4.28                       Relationship with Customers
Schedule 6.7(e)(iii)                Allocation of Aggregate Deemed Sales Price

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 10, 2005, by and among Quipp, Inc., a Florida corporation (the "Purchaser"), and John F. Connors III and Terence B. Connors (individually, a "Seller" and together the "Sellers"), who are the shareholders of Newstec, Inc., a Massachusetts corporation (the "Company").

                                   BACKGROUND

         The Sellers own all the outstanding shares of outstanding common stock, par value $0.01 per share (the "Shares"), of the Company. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, the Shares, on the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the respective covenants, agreements, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       Definitions

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Action" is defined in Section 7.5.

         "ADSP" means the aggregate deemed sales price at which the Company is deemed to have sold its assets for Tax purposes as a result of a Section 338(h)(10) Election.

         "Affiliates" means, with respect to a particular party, Persons controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Annual Financials" is defined in Section 4.7.

         "Assets" means all of the Company's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the financial statements of the Company.

         "Balance Sheet" is defined in Section 4.7.

         "Balance Sheet Date" is defined in Section 4.7.

         "Base Purchase Price" means $3,875,000.

         "Business" means the existing and prospective business, operations, facilities and other Assets, financial condition, results of operations, finances, markets, products, competitive position and other supplies, customers and customer relations and personnel of the Company.

         "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the Laws of the State of Florida.

         "CERCLA" is defined in Section 4.24.

         "Charter Documents" means an entity's certificate or articles of incorporation and bylaws or similar document governing the entity.

         "Claim Notice" is defined in Section 7.3(a).

         "Claim Response" is defined in Section 7.3(a).

         "Closing" is defined in Section 3.1.

         "Closing Date" is defined in Section 3.1.

         "Closing Net Working Capital" means the amount of the Net Working Capital as of the Closing Date.

         "Closing Payment" shall mean $3,875,000 plus the Interim Working Capital Adjustment.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" is defined in the preamble.

         "Company Inception Date" is defined in Section 4.8(e).

         "Confidential Information" means any information of a party, including a list, compilation, method, technique or process that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use.

         "Connors Indebtedness" means indebtedness of the Company owed to John
F. Connors, Jr.

         "Contingent Claim" is defined in Section 7.9.

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         "Contingent Escrow Amount" means a portion of Purchaser Stock, if any, issued pursuant to the Earn-Out having a value of $200,000.

         "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under applicable Law.

         "Copyrights" means registered copyrights and copyright applications on both published and unpublished works.

         "Court Order" means any judgment, decree, injunction, order, ruling, writ, citation or award of any nature of any Governmental Body or other authority that is binding on any Person or its property under applicable Law.

         "Customer Contracts" means all Contracts which provide for the performance of services by the Company for its customers.

         "Damages" is defined in Section 7.1(a).

         "Deductible Amount" is defined in Section 7.3(c).

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, could constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, could give rise to a right of termination, renegotiation, acceleration or a right to receive damages or a payment of penalties.

         "Earn-Out" is defined in Section 2.2.

         "Employment Agreements" means each of the Employment Agreements dated as of the date of this Agreement between the Purchaser and each of the Sellers.

         "Environmental Claims" is defined in Section 4.24(a).

         "Environmental Laws" is defined in Section 4.24(b).

         "Environmental Permit" is defined in Section 4.24(c).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules promulgated thereunder, or any successor Law.

         "ERISA Affiliate" means any Person, that together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "Escrow Agent" means JPMorgan Chase Bank, as escrow agent, under the Escrow Agreement.

         "Escrow Agreement" means the escrow agreement in the form of EXHIBIT A.

                                       3
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         "Escrow Fund" shall mean the cash and Purchaser Stock, if applicable, held by the Escrow Agent pursuant to the Escrow Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expiration Date" is defined in Section 7.4.

         "Final Working Capital Adjustment" is defined in Section 2.4(b).

         "GAAP" means U.S. generally accepted accounting principles used in each of the Annual Financials and the Interim Financials, consistently applied.

         "Governmental Body" means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body or other entity and any court, arbitrator or other tribunal).

         "Governmental Permits" means any permits, licenses, registrations, certificates of occupancy, approvals, privileges or other authorizations of any nature whatsoever, granted, approved or allowed by any Governmental Body.

         "Hazardous Material" is defined in Section 4.24(d).

         "Indemnified Party" is defined in Section 7.3(a).

         "Indemnified Purchaser Party" is defined in Section 7.1.

         "Indemnified Seller Party" is defined in Section 7.2.

         "Indemnitor" is defined in Section 7.3(a).

         "Independent Accounting Firm" is defined in Section 2.4(b).

         "Intellectual Property" means any Copyrights, Patents, Trademarks, Trade Secrets, technology licenses, franchises, inventions, software (including any related source code or object codes therefor or documentation relating thereto), and other similar property.

         "Interim Financials" is defined in Section 4.7.

         "Interim Working Capital Adjustment" is defined in Section 2.3.

         "IRS" means the U.S. Internal Revenue Service.

         "Knowledge," "to the knowledge of," or phrases of similar import, with respect to an individual, means an individual shall be deemed to have knowledge of a particular fact or other matter only if that individual is actually aware of that fact or matter.

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         With respect to a Person, other than an individual, "knowledge," or phrases of similar import, means a Person shall be deemed to have knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or performed a similar function), of that Person has, or at any time had, Knowledge of that fact or other matter (as set forth above). Without limiting the foregoing sentence, with respect to the Company, Jeffrey O'Connor and Donald Curley shall be among the individuals described in the preceding sentence.

         "Law" means any provision of any constitution, statute, law, treaty, ordinance, regulation, charter order, rule or guideline of any Governmental Body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, debt, claim, loss, damage, deficiency, guaranty or endorsement of any nature, of or by any Person, whether absolute or contingent, known or unknown, secured or unsecured, recourse or non-recourse, filed or unfiled, accrued or unaccrued, due or to become due, or liquidated or unliquidated.

         "Lien" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Liquidated Claim Notice" is defined in Section 7.3(a).

         "Litigation" means any lawsuit, action, arbitration, administrative, quasi-administrative or other proceeding, criminal prosecution or investigation or inquiry of any Governmental Body.

         "Material Adverse Effect" means a material adverse effect on the Company or the Business, Assets, financial condition, results of operations, liquidity, products, competitive position, customers or customer relations of the Company.

         "Net Working Capital" means the sum of (i) cash, (ii) accounts receivable, less a reserve for doubtful accounts, (iii) inventory, net of applicable reserves, (iv) prepaid expenses and (v) deposits, less the sum of (x) accounts payable, (y) accrued expenses and (z) customer deposits, in each case determined in accordance with GAAP.

         "Non-Qualified Deferred Compensation Plan" is defined in Section
4.21(l).

         "Ordinary course" or "ordinary course of business" means, with respect to an action taken by any Person, an action that is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

         "Patents" means all patents and patent applications.

         "Permitted Liens" means (a) liens for taxes, assessments or similar charges not yet due and payable, (b) liens of mechanics, materialmen, warehousemen, carriers, or other like liens securing obligations incurred in the ordinary course of the Business, (c) easements, rights of way, claims, objections, defects, reservations, consents, tenancies, licenses and the like affecting any real property, in each case of record, visible upon a physical inspection of the real property or otherwise made known to the Purchaser, (d) liens, encumbrances, restrictions, and adverse claims of any nature whatsoever which are not material in amount and which do not adversely affect the Company's use of the property subject thereto and (e) any other liens, encumbrances, restrictions, and adverse claims of any nature whatsoever which are set forth on
SCHEDULE 4.11.

         "Person" means any natural person, corporation, partnership, proprietorship, association, joint venture, trust or other legal entity.

         "Plans" means (a) any pension plan, 401(k) plan, profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by the Company or to which the Company contributes or for which the Company otherwise has or may have any Liability, either directly or as a result of an ERISA Affiliate, and (b) any other benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by the Company or to which the Company contributes or for which the Company otherwise has or may have any Liability either directly or as a result of an ERISA Affiliate, including, without limitation, employment Contracts, severance policies or Contracts, executive compensation arrangements, incentive arrangements, deferred compensation arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control and each other employee benefit plan, fund, program, Contract or arrangement.

         "Prime Rate" means the prime lending rate as reported in The Wall Street Journal from time to time as the base rate on corporate loans.

         "Promissory Notes" is defined in Section 3.2(b)(i).

         "Purchase Price" is defined in Section 2.2.

         "Purchaser" is defined in the preamble.

         "Purchaser Stock" means shares of common stock, par value of $0.01 per share, of Purchaser to be issued pursuant to the Earn-Out, if any.

         "Qualified Plan" is defined in Section 4.21(b).

         "Real Estate Lease" is defined in Section 4.13(b).

         "Real Property" means all rights and interests in or to real property (including any real estate, land, building, condominium, town house or other real property of any nature), including all shares or stock or other ownership interests in cooperative or condominium associations, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, privileges, hereditaments, appurtenances thereto, rights to access and rights of way, easement or prescriptive right and all structures, owned by the Company or used in the operation of the Business, together with any additions thereto or replacements thereof.

         "Release" means any release, spill, emission, leaching, leaking, migration, dumping, emptying, pumping, injection, deposit, disposal, discharge or dispersal into the indoor or outdoor environment, or into or out of any property.

         "Released Claims" is defined in Article 12.

         "Released Parties" is defined in Article 12.

         "Releasors" is defined in Article 12.

         "Required Consents" is defined in Section 4.4.

         "Response Period" is defined in Section 7.3(a).

         "Restricted Party" is defined in Section 6.2.

         "Restricted Period" is defined in Section 6.2.

         "Restricted Territory" is defined in Section 6.2.

         "SEC" means the Securities and Exchange Commission.

         "SEC Filings" is defined in Section 4.31(b).

         "Section 338 Forms" is defined in Section 6.7(e)(ii) of this Agreement.

         "Section 338(h)(10) Election" is defined in Section 6.7(e)(i) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Seller" and "Sellers" are defined in the preamble.

         "Shares" is defined in background.

         "Subsidiary" means as applied to any specified Person, any other Person of which such specified Person shall at any time own, directly or indirectly, through a Subsidiary or otherwise, at least a majority of the outstanding capital stock (or other beneficial interests) entitled to vote generally.

         "Tax" or "Taxes" shall mean all taxes, duties, charges, fees, registrations, levies or other assessment imposed by any taxing authority, including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "Tax Returns" means all reports, returns, statements (including estimated reports, returns, schedules or statements) and other similar filings required to be filed by a party with respect to any Taxes.

         "Trademarks" means all fictitious business names, trading names, registered and unregistered trademarks, registered and unregistered service marks and applications for any of the foregoing.

         "Trade Secrets means all proprietary know-how, trade secrets, customer and supplier lists and software (including any related source code or object codes therefor or documentation relating thereto) that are material to the operation of the Business.

         "Transaction Expenses" means costs and expenses incurred by the Seller, the Purchaser or the Company relating to the Transactions, including legal and accounting fees.

         "Transactions" means the purchase and sale of the Shares by the Sellers to the Purchaser as described herein and the other transactions contemplated by this Agreement.

         "Unliquidated Claim" is defined in Section 7.3(a).

         "U.S." means the United States of America.

         "Working Capital Adjustment" means an increase or decrease, as the case may be, of the Base Purchase Price as provided for below:

                  (a) if the Closing Net Working Capital is greater than -$1,137,000 (i.e., less negative), then the Base Purchase Price shall be increased by an amount equal to such surplus, provided that in no event shall the Base Purchase Price be increased more than $150,000; and

                  (b) if the Closing Net Working Capital is less than -$1,137,000 (i.e., more negative), then the Base Purchase Price shall be decreased by an amount equal to such difference.

2.       Sale and Purchase of the Shares; Consideration.

         2.1 Sale and Purchase of the Shares. Each Seller hereby sells to the Purchaser, and the Purchaser hereby purchases from each Seller, all of such Seller's right, title and interest in the Shares.

         2.2 Consideration. The consideration for the Shares, subject to adjustment in accordance with this Agreement, shall be an amount (the "Purchase

Price") equal to the sum of (i) Base Purchase Price, as adjusted by the Final Working Capital Adjustment, plus (ii) the Purchaser Stock, if any, deliverable in accordance with the terms and conditions of EXHIBIT B (the "Earn-Out"). Such consideration shall be allocated ratably between the Sellers in accordance with their respective ownership of the Shares.

         2.3 Estimated Closing Net Working Capital. The Sellers and the Purchasers agree that a good faith estimate of the amount of the Closing Net Working Capital is -$596,000 and the resulting amount of the Working Capital Adjustment is $150,000 (the "Interim Working Capital Adjustment").

         2.4 Final Closing Net Working Capital.

                  (a) Within 60 days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers a statement setting forth a proposed final calculation in reasonable detail of Closing Net Working Capital, the proposed Final Working Capital Adjustment, the difference, if any, with the Interim Working Capital Adjustment and amount due to or payable by Sellers as a result thereof.

                  (b) Within 30 days after their receipt of such statement, the Sellers shall notify the Purchaser in writing of any dispute (and during such 30-day period, the Purchaser shall permit the Sellers and their accountants to review and make copies of all work papers, schedules and calculations used in the preparation of the statement). If the Sellers dispute any aspect of the statement, the Purchaser and the Sellers shall endeavor to resolve the dispute for a period of 30 days. If they are unable to do so, the Sellers and the Purchaser shall request Ernst & Young LLP (with which each of the Sellers and the Purchaser confirm that they do not currently have a business relationship) or, if it is unable or unwilling to serve in the required capacity, another mutually acceptable independent accounting firm (such firm, the "Independent Accounting Firm") to resolve any disputed items by conducting the Independent Accounting Firm's own review. The Sellers and the Purchaser shall be bound by the determination of the Independent Accounting Firm. Each of the Purchaser and the Sellers agree to execute, if requested by the Independent Accounting Firm, an engagement letter containing reasonable and customary terms. The Purchaser and the Sellers shall each pay their own costs and expenses incurred under this
Section 2.4. The Independent Accounting Firm shall determine the allocation of its costs and expenses based upon the percentage which the portion of the contested amount not awarded to the Purchaser, on the one hand, or the Sellers, on the other hand, bears to the amount actually contested by or on behalf of such parties. The Working Capital Adjustment determined in accordance with this
Section is herein called the "Final Working Capital Adjustment."

                  (c) Upon the determination, in accordance with this Section 2.4, of the Final Working Capital Adjustment the portion of the Purchase Price payable pursuant to Section 3.2(b)(i) shall be calculated. If such amount is greater than the Closing Payment, then the Purchaser shall pay the amount of any such excess to the Sellers by wire transfer of immediately available funds. If such amount is less than the Closing Payment, the Sellers shall pay such deficiency to the Purchaser by wire transfer of immediately available funds.

3.       Closing.

         3.1 Location; Date. The closing for the Transactions (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, at 1:00 p.m. (local time) on the date hereof, unless the parties hereto mutually agree in writing to another date or place (the "Closing Date"). The Closing shall be deemed to have occurred at 11:59 p.m., Eastern Time, on the Closing Date.

         3.2      Deliveries.  At the Closing and as a condition to Closing:

                  (a)      the Sellers shall deliver to the Purchaser:

                           (i)   the certificates for the Shares, free and clear
of all Liens, duly endorsed in blank, or with separate stock transfer powers attached thereto and signed in blank;

                           (ii)  all of the Required Consents;

                           (iii) a release of the Company of any and all
obligations relating to the Connors Indebtedness in a form satisfactory to the Purchaser;

                           (iv)  a duly completed and executed certification of
non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations;

                           (v)   the Escrow Agreement executed by the Sellers;
and

                           (vi)  such other documents and certificates as may be
required by this Agreement or reasonably required by the Purchaser.

                  (b) the Purchaser shall deliver to the Sellers or the Escrow Agent, as the case may be:

                           (i)   to the Sellers, promissory notes and security
agreements, each substantially in form attached hereto as EXHIBIT C (the "Promissory Notes"), in an aggregate principal amount equal to the Closing Payment, together with documents evidencing the Collateral referred to therein;

                           (ii)  the Escrow Agreement signed on behalf of the
Purchaser;

                           (iii) a certificate of the Secretary of the
Purchaser, duly executed, dated the Closing Date, as to the incumbency of each officer of the Purchaser executing the Agreement or any document related thereto, attaching and certifying to the Charter Documents of the Purchaser, all of the resolutions adopted by the board of the Purchaser relating to this Agreement or any document related thereto, and a good standing certificate issued by the Secretary of State of the State of Florida; and

                           (iv)  such other documents and certificates as may be
required by this Agreement or reasonably required by the Sellers.

4. Representations and Warranties of the Sellers. Each of the Sellers hereby represent and warrant to the Purchaser as follows:

         4.1      Organization.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing in the Commonwealth of Massachusetts. The Company has delivered to the Purchaser complete and correct copies of the Company's Charter Documents.

                  (b) The Company is qualified to do business as a foreign corporation in the jurisdictions listed on SCHEDULE 4.1, which jurisdictions are the only jurisdictions wherein the character of the properties owned or leased or the nature of activities conducted by them make such qualifications necessary.

         4.2 Capitalization and Ownership. The Company's authorized capital stock consists of 200,000 shares of common stock, par value $0.01 per share, of which only the Shares are issued and outstanding. Thirty-two Shares are owned by John F. Connors III, free and clear of any Liens, and thirty-two Shares are owned by Terence B. Connors, free and clear of any Liens. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon the Company, and were issued in compliance with the Charter Documents of the Company and all applicable federal and state securities or "blue sky" Laws. No equity securities of the Company, other than the Shares, are issued or outstanding. There are not, nor have there been, any preemptive rights or rights of first refusal with respect to the issuance of the Shares. There are no (a) existing Contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from the Sellers or the Company at any time, or upon the happening of any stated event, any capital stock or other securities of the Company, whether or not presently issued or outstanding, (b) outstanding securities of the Company that are convertible into or exchangeable for capital stock or other securities of the Company, or (c) Contracts, subscriptions, options, warrants, calls or rights to purchase or otherwise acquire from the Company any such convertible or exchangeable securities.

         4.3 Authority and Binding Effect. Each Seller has the requisite capacity to execute and deliver this Agreement. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each of them in accordance with its terms.

         4.4 Validity of the Transactions. Except for any consents specified in SCHEDULE 4.4 (the "Required Consents"), neither the execution and delivery of the Agreement by any Seller, nor the consummation of any of the Transactions (a) requires the consent or approval of any Person pursuant to any Contract or Law, (b) will result in a Default under any Law or Court Order which is applicable to such Seller, (c) will result or could reasonably be expected to result, in a Default by the Company under, or require the consent or approval of any party to, any Contract (including any Customer Contract) to which the Company is a party or otherwise bound or affected or (d) require either of the Sellers or the Company to notify a Governmental Body or obtain any Governmental Permits.

         4.5 Restrictions. The Company is not a party to any Contract (including any Customer Contract) or subject to any restriction or any Court Order or Law (other than any Court Order or Law generally applicable to companies engaged in businesses similar to the Company) which materially adversely affects the Company, the Assets or the Business or could reasonably be expected to affect or restrict the ability of any of the Sellers to consummate any of the Transactions.

         4.6 Indebtedness. Except for the Connors Indebtedness and as shown on SCHEDULE 4.6, the Company has no indebtedness and is not a guarantor of or otherwise obligated, directly or indirectly, with respect to the indebtedness of any other Person.

         4.7 Financial Statements; Books of Account. SCHEDULE 4.7 contains the correct and complete copies of the balance sheet of the Company as of December 31, 2004 and statement of income for the year then ended (the "Annual Financials") and (b) the balance sheet of the Company as of July 31, 2005 and statement of income of the Company for the seven month period then ended (the "Interim Financials"). The Annual Financials and the Interim Financials were prepared in accordance with GAAP and, subject to any qualifications set forth in
SCHEDULE 4.7, present fairly, in all material respects, the financial position of the Company as of the dates indicated therein, and the results of its operations for each of the periods indicated therein, in conformity with GAAP, except that Annual Financials and the Interim Financials do not include footnotes and the Interim Financials remain subject to normal year-end adjustments. The balance sheet as of July 31, 2005 is herein referred to as the "Balance Sheet," and July 31, 2005 is herein referred to as the "Balance Sheet Date." The books of account of the Company fairly reflect in all material respects (a) all transactions relating to the Company and (b) all items of income and expense, Assets and Liabilities and accruals relating to the Company. The Company has not engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

         4.8      Taxes.  Except as may be set forth in SCHEDULE 4.8:

                  (a) The Company has timely filed all Tax Returns due on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects.

                  (b) The Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return.

                  (c) There are no ongoing examinations or claims against the Company for Taxes, and no written notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

                  (d) The Company has had a taxable year ended on December 31 in each year since its incorporation on July 10, 1998 (the "Company Inception Date").

                  (e) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed since the Company Inception Date.

                  (f) The Company has withheld and paid over to the proper taxing authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

                  (g) Copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Tax Returns of the Company for the last three fiscal years have been delivered to the Purchaser.

                  (h) There are (and as of immediately following the Closing there will be) no Liens on the Assets of the Company relating to or attributable to past-due Taxes.

                  (i) There is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the Assets of the Company or otherwise have a Material Adverse Effect.

                  (j) There are no Contracts, including the provisions of this Agreement, covering any employee, former employee, director or independent contractor of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 404 or 162 of the Code.

                  (k) The Company is not, and has not been at any time, a party to a Tax sharing, Tax indemnity or Tax allocation Contract.

                  (l) The Company is not, and will not become, liable for any Tax under Code Section 1374. The Company has not, in the past 10 years, acquired assets from another Person in a transaction in which the Company's tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor.

                  (m) The Company (i) has not been a member of an affiliated group of corporations filing a consolidated federal income tax return, (ii) does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust joint venture or other legal entity and (iii) has no Liability for the Taxes of any Person or other taxpayer under Treasury Regulation Section 1.1502-6 (or any similar provision of any other Law), or as a transferee or successor, or otherwise.

                  (n) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since the Company Inception Date and will be an S corporation up to and including the Closing Date.

                  (o) The Company has not been the "distributing corporation" within the meaning of Section 355(a)(1) of the Code (or any corresponding provision of state, local, or foreign Tax Law) nor the "controlled corporation" within the meaning of Section 355(a)(1) of the Code (or any corresponding provision of state, local, or foreign Tax Law) within the two-year period ending as of the date of this Agreement.

                  (p) No Governmental Body of a jurisdiction where the Company does not file Tax Returns has ever made a claim that the Company is or may be subject to taxation by such jurisdiction or that the Company must file Tax Returns with such Governmental Body.

                  (q) The Section 338(h)(10) Election may be made with respect to the acquisition of the Shares by the Purchaser, as more specifically provided in Section 6.7(e).

         4.9 Undisclosed Liabilities. The Company does not have any Liabilities except for those Liabilities:

                  (a) adequately and specifically set forth or reserved for in the Balance Sheet and not heretofore paid or discharged;

                  (b) arising in the ordinary course of business under any Contract (including Customer Contracts) specifically disclosed on SCHEDULES 4.13, 4.16(A) AND (B); and

                  (c) accounts payable, accrued expenses and other Liabilities ordinarily appearing on a balance sheet of the Company that have arisen in the ordinary course of business since the Balance Sheet Date.

         4.10 Accounts Receivable. All Accounts Receivable as set forth in the Balance Sheet or arising since the Balance Sheet Date (a) have arisen only in the ordinary course of business for goods sold and delivered or services performed and (b) are collectible in full at the recorded amounts thereof, net of any allowance for doubtful accounts specifically established therefor (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency).

         4.11 Title to Assets; All Tangible Assets. The Company owns outright all of the Assets, including the assets and properties set forth in the Balance Sheet (except for such as may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Liens, except Permitted Liens. SCHEDULE 4.11 sets forth accurate lists and summary descriptions of all tangible Assets owned by the Company where the value of an individual item exceeds $10,000 or where an aggregate of similar items exceeds $25,000.

         4.12 Condition of Assets. The buildings, machinery, equipment, tools, furniture, improvements and all other tangible assets and properties which are part of the Assets are in good operating condition and repair, normal wear and tear excepted, and are usable in the ordinary course of the Business and conform in all material respects to all applicable Laws relating to their use and operation as such Assets are currently used in the conduct of the Business and constitute all of the assets which are necessary to conduct the Business as conducted during the 12 months prior to the date hereof. Except pursuant to leases described on SCHEDULE 4.15(E), no Person other than the Company owns any vehicles, equipment or other tangible Assets situated on the facilities used by the Company in the Business (other than immaterial items of personal property owned by the Company's employees).

         4.13     Real Property.

                  (a) Owned Real Estate. The Company does not own any Real Property. SCHEDULE 4.13(A) sets forth a list and street address of any previously owned Real Property of the Company.

                  (b) Leased Real Estate. All real property which is leased by the Company and the leases related thereto are listed on SCHEDULE 4.13(B) (individually, a "Real Estate Lease" and collectively, the "Real Estate Leases"). The Company has no leasehold interest of any kind in, or rights to, any real property or improvements, except solely for leasehold interests in the real property and improvements listed on SCHEDULE 4.13(B) pursuant to the Real Estate Leases described on SCHEDULE 4.13(B). Each of the Real Estate Leases is in full force and effect in accordance with its terms. To the Company's Knowledge, there exists no Default under any Real Estate Lease and no circumstance exists which could reasonably be expected to result in such a Default. The Company has in all material respects complied with and timely performed all conditions, covenants, undertakings and obligations on its part to be complied with or performed under each of the Real Estate Leases. The Company has paid all rents and other charges to the extent due and payable under the Real Estate Leases. There are no leases, subleases, licenses, concessions or any other Contracts granting to any Person other than the Company any right to the possession, use, occupancy or enjoyment of any real property leased by the Company or any portion thereof. All utilities, including water, gas, telephone, electricity, sanitation and storm sewers are currently available to the Company at normal and customary rates and are adequate to serve the real property subject to a Real Property Lease and are adequate for the Company's current use thereof.

         4.14     Intellectual Property.

                  (a) SCHEDULE 4.14 contains a complete and accurate list and summary description of all Intellectual Property owned by or used in connection with the Business that is necessary for the operation of the Business as it is currently conducted (including all Contracts relating to the Intellectual Property to which the Company is a party or by which the Company is bound), except for any perpetual, paid-up licenses for software programs with a value of less than $5,000 under which the Company is licensee or any shrink-wrap software. Except as set forth on SCHEDULE 4.14, the Company is the owner of all right, title and interest in and to or is otherwise a licensee of each item of Intellectual Property set forth on SCHEDULE 4.14, free and clear of any Liens. To the Knowledge of the Company, no Intellectual Property owned by the Company has been infringed in any way. The Sellers have not received written notice from any third party challenging the Sellers' right in the Intellectual Property owned by the Company. SCHEDULE 4.14 contains a complete and accurate list and summary description of all Contracts pursuant to which the Company has agreed to defend or indemnify any other person for losses associated with Intellectual Property infringement claims. To the Knowledge of the Company, the operation of the Business as it is currently conducted does not infringe nor has been alleged to infringe any Intellectual Property rights of any other Person.

                  (b) Each item of computer software that has been developed or designed by or on behalf of the Company functions as intended, and is free of all viruses and material defects. The Company maintains each such item of software in machine-readable form, including complete documentation, object and source codes corresponding thereto. The Company has kept secret and not disclosed the source codes for any such item of software to any person outside of the Company (other than the developer of such software), and no such source code is the subject of a source code escrow agreement. Except as set forth in SCHEDULE 4.14, the Company has no obligation to any other person to maintain, modify, improve or upgrade any such item of software.

                  (c) No employee of Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than the Company.
SCHEDULE 4.14 lists all Contracts between or among the Company, any employee thereof and a third party that imparts or that imparted an obligation of non-competition, secrecy, confidentiality or non-disclosure upon Company, any employee thereof or any third party. Except as described in SCHEDULE 4.14, neither the Company nor any employee thereof is under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

         4.15     Contracts.

                  (a) SCHEDULE 4.15(A) sets forth a complete and correct list (together with a summary description) of all Customer Contracts and all forms of Customer Contracts.

                  (b) Except as set forth on SCHEDULE 4.15(B), the Company is not a party to any:

                           (i)   Contract with any present or former employee or
consultant;

                           (ii)  Contracts to lease or operate any personalty
that involve an amount in excess of $5,000, in any individual case, or $25,000 in the aggregate;

                           (iii) Contract for the future purchase of, or payment
for, supplies, products, Intellectual Property or services or the use thereof;

                           (iv)  Contract to sell or supply products, or to
perform services;

                           (v)   Representative or sales agency Contract;

                           (vi)  Any notes, debentures, bonds, conditional sale
Contracts, equipment trust Contracts, letter of credit Contracts, reimbursement Contracts, loan Contracts or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of the Sellers or any members of their respective immediate families), Contracts or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the Indebtedness of any other Person;

                           (vii) Contract limiting or restraining it from
engaging or competing in any lines of business with any Person;

                           (viii)Contracts to indemnify or hold harmless;

                           (ix)  any guarantee of the obligations of customers,
suppliers, officers, directors, employees, Affiliates or any other Person;

                           (x)   Contracts which require the consent of any
contracting party as condition of its valid assignment to Purchaser;

                           (xi)  License, franchise, distributorship or other
similar Contract; or

                           (xii) Contracts for any capital expenditure or
leasehold improvements.

                  (c) The Sellers have delivered to the Purchaser complete and correct copies of all Real Estate Leases, as well as written Contracts, together with all amendments, supplements or modifications thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in the Schedules to this Section 4.15.

                  (d) All of the written Contracts (including all Customer Contracts) to which the Company is a party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. The Company has fulfilled in all material respects, and has taken all action necessary to enable it to fulfill in all material respects when due, all of its obligations under each of such written Contracts. To the Knowledge of the Company, all parties (other than the Company or any Seller) to such written Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder in any material respect and no notice of any claim of Default has been given to the Company. To the Knowledge of the Company, there are no provisions of, or developments affecting, any such written Contract which may prevent the Company from realizing the benefits thereof whether before or after the completion of the Transactions. With respect to any of such written Contracts that are leases, the Company has not received any written notice of, nor are the Sellers aware of, cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any amounts paid or payable under any written Contract.

         4.16     Employees/Independent Contractors.

                  (a) SCHEDULE 4.16(A) sets forth the names and current annual salary rates or current hourly wages of all present employees of the Company, together with the number of hours worked per week, the date of the last salary increase, the date of commencement of employment. SCHEDULE 4.16(A) also sets forth the 2004 earnings for each of such employees as reflected on Form W-2 for the 2004 calendar year.

                  (b) SCHEDULE 4.16(B) sets forth the names of each current independent contractor retained by the Company and the current rate of compensation paid to each such independent contractor. SCHEDULE 4.16(B) specifies the site at which each such independent contractor performs services.
SCHEDULE 4.16(B) also sets forth the 2004 earnings for each such independent contractor as reflected on Form 1099 for the 2004 calendar year. To the Knowledge of the Company, all such independent contractors (and all other independent contractors who have previously rendered services to the Company) have in the past and continue to be legally, properly and appropriately treated by the Company as non-employees for all federal, state, local and foreign tax purposes, as well as all ERISA and other employee benefit purposes. There has been no determination by any Governmental Body that any such independent contractor (or any other independent contractor who has previously rendered services to the Company) constitutes an employee of the Company.

         4.17 Governmental Permits. SCHEDULE 4.17 sets forth a complete list of all Governmental Permits used in the operation of the Business or otherwise held by the Company. The Company owns, possesses or lawfully uses in the operation of its Business all material Governmental Permits which are necessary to conduct the Business as now or previously conducted or to the ownership of the Assets. The Company is not in Default in any material respect, nor has it received any written notice of, nor are the Sellers aware of, any claim of Default, with respect to any such Governmental Permits. Except as otherwise governed by Law, to the Company's Knowledge, all such Governmental Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Transactions. The Company has filed such timely and complete renewal applications as may be required with respect to such material Governmental Permits. To the Knowledge of the Company, no revocation, cancellation or withdrawal thereof has been threatened. No present or former shareholder, director, officer or employee of the Company, any Affiliates of any of them, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any Governmental Permits which the Company owns, possesses or uses.

         4.18     Compliance with Law and Court Orders.

                  (a) Except as set forth in SCHEDULE 4.18(A), there is no Litigation that is pending or, to the Knowledge of the Company, threatened against the Sellers or the Company (i) involving, directly or indirectly, the Business or the Assets or (ii) seeking to prevent or challenge any of the Transactions. There has been no Default in any material respect under any Laws applicable to the Company or any Asset and no Seller nor the Company has received any notices from any Governmental Body regarding any alleged Defaults applicable to the Sellers or any Asset under any Laws. There has been no Default with respect to any Court Order applicable to the Company or any Asset.

                  (b) The Company is not in violation of any Court Order, and the Assets have not been used or operated by the Company or any other Person in violation of any Court Order. All Court Orders to which the Company is a party or subject are listed in SCHEDULE 4.18(B).

                  (c) The Company has made all material filings or notifications required to be made by it under any Laws applicable to the Company, the Business or the Assets.

                  (d) None of the Sellers, no officer, employee or agent of, or any consultant to the Company (i) has used any corporate funds of the Company to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (A) was, at the time, unlawful under Laws applicable thereto, or (B) was, at the time, unlawful under the Foreign Corrupt Practices Act of 1977, as amended, or (ii) has made or received an illegal payment, bribe, kickback, political contribution or other similar questionable illegal payment in connection with the operation of the Business.

         4.19 Insurance. SCHEDULE 4.19 sets forth a list of all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Company and, except as set forth on SCHEDULE 4.19, all of such policies are on an "occurrence" basis. All of such insurance policies are in full force and effect and the Company is not in Default in any material respect with respect to their respective obligations under any of such insurance policies. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company. SCHEDULE 4.19 sets forth a list of all pending claims for amounts in excess of $5,000 individually or $25,000 in the aggregate with respect to all such policies, except routine worker's compensation claims and claims for benefits under health insurance policies. The Company does not have any self-insurance or co-insurance programs.

         4.20 Labor Matters. The Company is not a party to any collective bargaining Contracts with any labor union or other representative of employees, nor is it currently negotiating such Contracts. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company or the Assets wherever located, lockout by the Company of any of its employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or been threatened. During the 90 days prior to the date hereof, the Company has not terminated any employees. The Company is in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours and the payment of withholding taxes or other sums as required by the appropriate Governmental Body and the Company has withheld and paid to the appropriate Governmental Body all required withholding taxes and other similar amounts and the Sellers have no knowledge of any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

         4.21     Employee Benefit Plans.

                  (a) SCHEDULE 4.21 contains a complete and accurate list of all Plans. True, correct, and complete copies of all the following documents with respect to each Plan, to the extent applicable, have been delivered to the
Purchaser: (i) all documents constituting the Plan, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (ii) the three most recently filed Forms 5500 and any financial statements attached thereto; (iii) all Internal Revenue Service ("IRS") determination or opinion letters relating to the Plan; (iv) the most recent summary plan description and any amendments or modifications thereof; (v) written descriptions of all non-written agreements relating to the Plan; (vi) all reports submitted within the preceding three years by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (vii) all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other governmental entity with respect to the Plan; (viii) all memoranda, minutes, resolutions and similar documents describing the manner in which the Plan is or has been administered or describing corrections to the administration of a Plan; and (ix) all employee manuals or handbooks containing personnel or employee relations policies.

                  (b)      For purposes of the following provisions of this
Section 4.21, the term "Company" includes any ERISA Affiliate. The Plans marked on SCHEDULE 4.21 as "Qualified Plans" are the only Plans that are intended to meet the requirements of section 401(a) of the Code (a "Qualified Plan"). The Company has never maintained or contributed to any other Qualified Plan. Each of the Qualified Plans has been determined or been the subject of an opinion issued by the Internal Revenue Service on which the Company may rely that it is qualified under section 401(a) of the Code and exempt from tax under section 501(a) of the Code, and each such determination or opinion remains in effect and has not been revoked. Nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply in all material respects with current law.

                  (c) The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA,
Section 412 of the Code or Title IV of ERISA. None of the Plans is a multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not contribute to, and has never contributed to or had any other liability with respect to, a multiemployer plan.

                  (d) The Company has no liability with respect to any benefit plan or arrangement other than the Plans. All Plans conform (and have at all times conformed) in all material respects to the requirements of ERISA, the Code and all applicable laws. Each Plan has been maintained in all material respects in accordance with its documents and with all applicable provisions of the Code, ERISA and other applicable laws, including federal and state securities laws; and all reporting, disclosure, and notice requirements of ERISA, the Code and other applicable laws have been fully and completely satisfied in all material respects with respect to each Plan.

                  (e) With respect to each Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of any fiduciary duty described in
Section 404 of ERISA that could, if successful, result in any liability, direct or indirect, for the Company or any stockholder, officer, director, or employee of the Company.

                  (f) The Company has paid all amounts that the Company is required to pay as contributions to the Plans as of the last day of the most recent fiscal year of each of the Plans; all benefits accrued under any funded or unfunded Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Plans have been transferred to the appropriate Plan in a timely manner as required by applicable law.

                  (g) The Company has not incurred any liability for any excise, income or other taxes or penalties with respect to any Plan, and to the Knowledge of the Company no event has occurred and no circumstance exists or has existed that could give rise to any such liability. There are no pending or to the Knowledge of the Company threatened claims by or on behalf of any Plans, or by or on behalf of any participants or beneficiaries of any Plans or other persons, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any applicable law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there any basis for any such claim. To the Knowledge of the

Company, no Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity, and no matters are pending with respect to any Plan under any IRS program.

                  (h) No Plan contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement, and no payments or benefits under any Plan or other agreement of the Company will be considered "excess parachute payments" under Section 280G of the Code. The Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. No payments or benefits under any Plan or other agreement of the Company are, or are expected to be, subject to the disallowance of a deduction under Section 162(m) of the Code.

                  (i) The Company has made no plan or commitment, whether or not legally binding, to create any additional Plan or to modify or change any existing Plan. No statement, either written or oral, has been made by the Company to any person with regard to any Plan that was not in accordance with the Plan and that could have a material adverse economic consequence to the Company. All Plans may be amended or terminated without penalty by the Company at any time on or after the Closing (other than administrative charges by the provider in the amount of approximately $1,500 per plan).

                  (j) With respect to any Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), (i) each welfare plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects, with all of the requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable laws, and (iv) no welfare plan provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by Section 4980B of the Code.

                  (k) To the Knowledge of the Company, all persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under Plans or otherwise. No individuals are currently providing, or have ever provided, services to the Company pursuant to a leasing agreement or similar type of arrangement, nor has the Company entered into any arrangement whereby services will be provided by such individuals.

                  (l)      SCHEDULE 4.21 sets forth each Plan that is subject to
Section 409A of the Code (each, a "Non-Qualified Deferred Compensation Plan"). In order to avoid the imposition of Taxes under Section 409A of the Code, each Non-Qualified Deferred Compensation Plan has been maintained and operated in good faith compliance based on IRS guidance with respect to Section 409A of the Code.

         4.22 Transactions with Affiliates. Except as disclosed in SCHEDULE 4.22, no Affiliate of the Company nor the Sellers has (a) borrowed money or loaned money to the Company which remains outstanding or (b) any contractual arrangements with the Company.

         4.23 Absence of Certain Changes. Except as contemplated by this Agreement or as set forth on SCHEDULE 4.23, since December 31, 2004, the Company has conducted the Business in the ordinary course and there has not been:

                  (a) any change with respect to the Company's business (other than changes generally applicable to companies in the Company's business) that has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any increase in the compensation payable or to become payable to any director or non-manager employee, except for increases for such directors or employees made in the ordinary course of business;

                  (c) any other change in any employment or consulting arrangement, except for such changes made in the ordinary course of business;

                  (d) any payment to any management employee not in accordance with such employee's 2004 compensation levels;

                  (e) any sale, assignment or transfer of Assets, or any additions to the Assets, other than those made in the ordinary course of business;

                  (f) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

                  (g) any distributions or payments to any Affiliate of the Company, except as otherwise allowed under this Agreement or as set forth on
SCHEDULE 4.23;

                  (h) any capital expenditure, except for such capital expenditures made in the ordinary course;

                  (i) any declaration or payment of any dividend or other distribution on its capital stock; or

                  (j)      an agreement to do any of the foregoing.

        4.24 Environmental Matters. In addition to the representations and warranties in Section 4.18, and not in limitation thereof, and except as disclosed on SCHEDULE 4.24, (a) no Releases of Hazardous Materials (as defined in this Section 4.24) have occurred at or from any property or the Assets during the period they were owned or leased by the Company or, to the Knowledge of the Company at any other time, (b) there are no past, pending, or, to the Knowledge of the Company, threatened Environmental Claims (as defined in this Section 4.24) against the Company, (c) there are no underground storage tanks owned by the Company, or located at any facility owned or operated by the Company, (d) there are no facts, circumstances, or conditions that could reasonably be expected to restrict, under any applicable Environmental Law or Environmental Permit (each as defined in this Section 4.24) in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any property now owned, operated, leased or otherwise used by the Company, or to give rise to any legal Liability under the Environmental Laws pertaining to any property now or, to the Knowledge of the Company, at any other time owned, operated, leased or otherwise used by the Company, (e) none of the Sellers has received a request under any of the Environmental Laws for information relating to any of the property now or at any time owned, operated, leased or otherwise used by the Company, (f) there are no unsatisfied financial assurance or closure requirements under the Environmental Laws pertaining to any property on account of the Company's use or ownership of such property, (g) any contaminant levels resulting from any Releases of Hazardous Materials at or from the properties now or, to the Knowledge of the Company, at any other time owned, operated, leased or otherwise used by the Company meet applicable remediation standards under applicable Environmental Law, (h) to the Knowledge of the Company none of the properties owned, operated, leased or otherwise used by the Company are now or have in the past been listed on the National Priorities List of sites under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the CERCLA Information System, or any comparable state or local environmental database, (i) to the Knowledge of the Company there is no asbestos-containing material, lead-based paint or equipment containing polychlorinated biphenyls located at any of the facilities or properties now used by the Company, (j) none of the Sellers has provided information to any governmental authority of any actual, threatened or suspected Releases of Hazardous Materials or any violation of an Environmental Permit, term or other requirement of Environmental Laws (k) there is no Liability with respect to the cleanup or investigation at any facility or property resulting from the disposal or treatment (with a transporter or otherwise) of Hazardous Materials by the Company or, to the Knowledge of the Company, by any other party, and (l) there is no Liability with respect to storage of Hazardous Materials at any facility or property by the Company or, to the Knowledge of the Company, by any other Person. As used in this Agreement:

                  (a) "Environmental Claims" means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, investigations, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by a Governmental Body or third party for compliance, Damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or for personal injury, property damage or natural resource damage resulting from the Release of a Hazardous Material at, to or from any facility or property of the Company or any facility or property at which the Company disposed or arranged for the disposal or treatment (with a transporter or otherwise) of Hazardous Materials, including the Company employees seeking Damages for exposure to Hazardous Materials;

                  (b) "Environmental Laws" means all federal, state, local, provincial or foreign Laws, statutes, ordinances, codes, Environmental Permits, policies, guidance documents, Court Orders, rules, regulations, and Contracts with any Governmental Body related to protection of the environment, natural resources, safety or health or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Hazardous Materials, and any common law cause of action relating to the environment, natural resources, safety, health or the management of or exposure to Hazardous Materials;

                  (c) "Environmental Permit" means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes any and all orders, consent orders or binding Contracts issued or entered into by a governmental authority under any applicable Environmental Law; and

                  (d) "Hazardous Material" means any hazardous, toxic or radioactive substance, material or waste which is regulated as of and after the Closing Date by any state or local governmental authority having jurisdiction over the Company or its operations or the U.S., including any material or substance that is: (A) defined as a "hazardous substance," "regulated substance" or "solid waste" under applicable state Law, (B) petroleum, petroleum products or wastes, (C) asbestos, (D) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq. (33 U.S.C.ss.1321), (E) defined as a "hazardous waste" in 40 CFR Part 261 pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq. (42 U.S.C.ss.6903), (F) defined as a "hazardous substance" pursuant to Section 101 of the CERCLA, (G) defined as a "regulated substance" pursuant to Section 9001 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq. (42 U.S.C.ss.6991) or (H) otherwise regulated under the Toxic Substances Control Act, as amended, 15 U.S.C.ss.2601 et seq., the Clean Air Act, as amended, 42 U.S.C.ss.7401 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801 et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C.ss.136 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C.ss.11001 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C.ss.300(f) et seq., and the Occupational Safety and Health Act, as amended, 29 U.S.C.ss.651 et seq. or any other Environmental Law.

         4.25 Additional Information. SCHEDULE 4.25 contains, to the extent not described in some other schedule hereto, or in the case of subsections (a) and (b) below to the extent not made available, accurate lists and summary descriptions of the following:

                  (a) the names of all present officers and directors of the Company;

                  (b) the names and addresses of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                  (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                  (d) the names of all Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                  (e) all names under which the Company has conducted any Business or which it has otherwise used since the Company Inception Date.

         4.26 Corporate Records. The minute book of the Company is current and contains correct and complete copies of all Charter Documents of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its members and board of directors and all committees thereof, duly signed by the secretary or an assistant secretary, and the records of the Company are current, correct and complete and reflect the issuance of all of the Shares to the Sellers.

         4.27 Brokers. Neither the Sellers nor the Company has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         4.28 Relationship With Customers. Each of the Customer Contracts which have been terminated or cancelled during the past year are set forth and described on SCHEDULE 4.28 Except as set forth on SCHEDULE 4.28, no customer of the Company has terminated or has given written notice to the Sellers prior to the date hereof of an intention or plan to terminate any of the Customer Contracts, or all or a material part of the purchases of services from the Company historically made by such customer, and none of such customers may terminate any Contract with the Company, or all or a material part of such purchases, by reason of the consummation of the Transactions. Except as disclosed in SCHEDULE 4.28, (a) there is no dispute or disagreement pending or threatened in writing between the Company and any of its customers or suppliers,
(b) the Sellers do not know of any claim that has been asserted against the Company, the Business or the Assets and (c) to the Knowledge of the Company, there is no reasonable basis for any such claim. Except as set forth on SCHEDULE 4.28, none of the Sellers has received notice of, or has Knowledge of any basis for, any material complaint by any customer of the Company.

         4.29 Subsidiaries. The Company does not have any Subsidiaries and does not own, directly or indirectly, or hold, of record and/or beneficially, any shares of any class of the capital stock of any corporation or any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any unincorporated trade or business enterprise.

         4.30 Statements and Other Documents Not Misleading. This Agreement, including all schedules and exhibits, does not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to the Sellers which is reasonably likely to have a Material Adverse Effect which has not been set forth in this Agreement (including all schedules and exhibits) or the other documents furnished to the Purchaser on or prior to the date hereof in connection with the Transactions.

         4.31     Purchaser Stock.

                  (a) Investment Representations. The Sellers acknowledge and understand that (i) the Purchaser Stock will not been registered with the Securities and Exchange Commission (the "SEC") or with any state official or agency and is being offered and issued pursuant to an exemption from the registration requirements set forth in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state blue sky or securities laws, and that no governmental agency has recommended or endorsed the Purchaser Stock or made any finding or determination relating to the fairness of the transaction set forth herein and (ii) in the event the Sellers acquire the Purchaser Stock such Purchaser Stock will be issuable to it hereunder for its own account for investment, with no present intention of reselling or otherwise distributing the same, except (x) pursuant to an offering of shares duly registered under the Securities Act or (y) under other circumstances which do not require registration under the Securities Act and applicable state securities laws. Each Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (b) Information Related to Purchaser. The Sellers have had an opportunity to review the Purchaser's form 10-K for the period ended December 31, 2004 and other filings made by the Purchaser under Section 13(a) of the Exchange Act since such date (the "SEC Filings"). The Sellers acknowledge that each of the Sellers has had the opportunity to ask questions and receive answers concerning the Purchaser and the Purchaser Stock.

                  (c) Legends. The Sellers acknowledge that the following legend may be placed by the Purchaser upon the certificates representing the Purchaser Stock delivered to the Company hereunder:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BUT HAVE BEEN ACQUIRED FOR INVESTMENT BY THE REGISTERED OWNER. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE UNLESS THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL FOR THE SHAREHOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                  THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE HELD SUBJECT TO TERMS, COVENANTS AND CONDITIONS OF A SHARE PURCHASE AGREEMENT, DATED AUGUST 10, 2005, BY AND AMONG QUIPP, INC. AND THE SHAREHOLDERS OF NEWSTEC, INC., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the
Sellers as follows:

         5.1 Organization and Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida, having all requisite corporate power and authority to perform its obligations under this Agreement.

         5.2 Authority and Binding Effect. The Purchaser has full power and authority to execute, deliver and perform this Agreement to which it is a party and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of this Agreement and the consummation of the Transactions by the Purchaser has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

         5.3 Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the Transactions by the Purchaser will contravene or violate any Court Order which is applicable to the Purchaser, or the Charter Documents of the Purchaser, or will result in a Default under any Contract to which the Purchaser is a party or by which it is otherwise bound.

         5.4 Valid Issuance of the Purchaser Stock. The Purchaser Stock when, and if, issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

         5.5 SEC Filings. The SEC Filings were complete and accurate in all material respects as of the date of the filings and there were no material misstatements therein as of such dates.

         5.6 Brokers. Except for Capitalink, L.C., which has been retained by the Purchaser, the Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. The Purchaser shall be solely responsible for any and all fees due and owing to Capitalink, L.C.

6.       Covenants.

         6.1 Consents, Further Assurances. Consistent with the terms and conditions hereof, each party hereto will use its best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Shares, or as the other party hereto may reasonably request in order to carry out this Agreement and the Transactions. The Purchaser and the Sellers shall use their best efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from third parties required to consummate the Transactions, provided, that the Sellers shall not be obligated with respect to assistance under this Section 6.1 to expend any funds to obtain such consents, approvals and waivers.

         6.2 Covenant Not to Compete. No Restricted Party (defined below) shall, at any time during the Restricted Period (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in any Person or business other than the Purchaser or the Company (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory (defined below) any of those business activities in which the Company is engaged or has been engaged in the last 12 months. The term "Restricted Party" means the Sellers and any Affiliate that the Sellers, or either of them, controls. The term "Restricted Period" means the 60-month period following the Closing Date; provided that, if the Company fails to pay amounts due and owing under the Employment Agreements to a Restricted Party, the Restricted Period shall end as to such Restricted Party upon such failure unless cured within twenty (20) days after the Company's receipt of written notice of such failure. The term "Restricted Territory" means anywhere in the United States, Canada and Mexico. In the event of Litigation involving this Agreement, if a court of competent jurisdiction determines that the duration or scope of this Section 6.2, Section 6.3 or Section 6.4 is too long or broad in any respect, then the duration or scope shall be deemed to be reduced or narrowed to such duration or scope as is found lawful and reasonable by such court. The Sellers acknowledge, however, that this Section 6.2 and Sections 6.3 and 6.4 have been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Company and the Business. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of the Sellers' obligations, a Seller may acquire solely as an investment not more than 2% of any class of securities of any competing entity of such class of securities is listed on a national securities exchange or on the Nasdaq system so long as he remains a passive investor in such entity.

         6.3 Nonsolicitation. During the Restricted Period, no Restricted Party shall directly or indirectly (unless on behalf of the Purchaser or any of its Affiliates, including the Company), call on or solicit for the purpose of selling services or products of a type offered by the Company during the 12-month period prior to the Closing Date, or divert or take away from the Company or the Purchaser or any of its Affiliates (including, by divulging any identity to any competitor or potential competitor of the Company or the Purchaser or any of its Affiliates), any Person who or which at the Closing Date was, or at any time during the 12-month period prior to the Closing Date had been, a customer of the Company or whose identity is known to the Sellers at the Closing Date as one whom the Company intends to solicit within the succeeding year. Nothing contained in this Section 6.3 shall be deemed to limit or impair, or be limited or impaired by, any other provision of this Agreement.

         6.4 Hiring of Employees. During the Restricted Period, no Restricted Party shall directly or indirectly (unless on behalf of the Purchaser or any of its Affiliates, including the Company) solicit for employment, or hire or offer employment to, (a) any employee of the Company whose employment is continued by the Company or the Purchaser (or one of its Affiliates) after the Closing Date unless the Company or the Purchaser (or its relevant Affiliate) first terminates the employment of such employee or (b) any Person who at any time during the 180-day period prior to the Closing was an employee of the Company. Nothing contained in this Section 6.4 shall affect or be deemed to affect in any manner any other provision of this Agreement.

         6.5 Affiliates. To the extent that any Restricted Party is not a party to this Agreement, the terms of Sections 6.2, 6.3 and 6.4 shall apply to such Restricted Party as if he, she or it were a party hereto, and the Sellers shall take whatever reasonable actions as may be necessary to cause any such Restricted Party to adhere to the terms of such Sections.

         6.6 Injunctive Relief. In the event of any breach or threatened breach by any Restricted Party of any of the provisions contained in Sections 6.2, 6.3, 6.4 or 6.5, the Purchaser shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party contained in such Sections. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of Damages.

         6.7 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Sellers for certain tax matters:

                  (a) Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared in a timely manner all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date and, to the extent that the Taxes payable by the Company reflected on such Tax Returns exceed the amounts reserved for such Taxes in the Closing Net Working Capital as finally determined hereunder, the Sellers shall pay all such excess Taxes. All such Tax Returns shall be prepared in a manner consistent with past practices and copies of such Tax Returns shall be delivered to the Purchaser for the Purchaser's review and consent, which shall not to be unreasonably withheld, at least fifteen (15) Business Days prior to filing. Upon the Purchaser's approval of such Tax Returns, the appropriate officers of the Company and, if applicable, the Sellers, shall sign such Tax Returns. The Purchaser shall be responsible for causing to be filed all Tax Returns required to be filed by or on behalf of the Company after the Closing Date. The Sellers shall submit to the Company within five Business Days of demand therefor by the Purchaser, a check, payable to the Company, in an amount equal to the amount of the excess Taxes payable by the Sellers pursuant to this
Section 6.7(a).

         (b) Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Sellers shall pay to the Company within five Business Days of demand therefor (but not earlier than 20 days prior to the due date) an amount equal to the portion of the Taxes with respect to such periods, which relates to the portion of such Taxable period ending on the Closing Date to the extent the Sellers would be obligated to indemnify the Purchaser under Section 7.1(a)(iii) of this Agreement. All such Tax Returns shall be delivered to the Sellers for the Sellers' review and consent, which shall not to be unreasonably withheld, at least fifteen (15) Business Days prior to filing. For purposes of this subsection, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period; provided that no amount of Tax payable by the Sellers pursuant to this subsection (x) shall exceed the proportionate amount that would have been allocable to the Sellers had no new assets that give rise to a Tax pursuant to this clause (x) been acquired or added by the Company after the Closing Date, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the

Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

                  (c)      Cooperation on Tax Matters.

                           (i)   The Purchaser and the Sellers shall cooperate
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, Litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, Litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers shall (A) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date (to the extent that such books and records do not otherwise constitute Assets of the Company) until 60 days following the expiration of the statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof) of the respective taxable periods, and abide by all record retention Contracts entered into with any taxing authority, and (B) provide the Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Purchaser so requests, the Sellers shall allow the Purchaser to take possession of such books and records.

                           (ii)  The Purchaser and the Sellers shall, upon
request, use their best efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Transactions).

                  (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                  (e)      Section 338 Elections; Election Allocations.

                           (i)   At Purchaser's request, Sellers will join with
Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign law, or elections corresponding to Section 338(g) of the Code and corresponding elections under state, local or foreign law) with respect the Acquired Company ( a "Section 338(h)(10) Election").

                           (ii)  At the Closing, Sellers will deliver to
Purchaser a fully executed IRS Form 8023 reflecting the Section 338(h)(10)

Election, and any similar form provided for under state, local or foreign law. As requested from time to time by Purchaser (whether before, at or after the Closing), Sellers shall assist Purchaser in, and shall provide the necessary information to Purchaser, in connection with the preparation of any form or document required to effect a valid and timely Section 338(h)(10) Election, including IRS Form 8883, any similar form under state, local or other law and any schedules or attachments thereto (collectively, "Section 338 Forms"). Upon delivery of any Section 338 Form by Purchaser to Sellers, Sellers shall cause such Section 338 Form to be duly and promptly executed and shall deliver such executed Section 338 Form to Purchaser.

                           (iii) The consideration for the acquisition of the
Shares pursuant to this Agreement shall be allocated among the Assets of the Company as follows: (A) in accordance with Section 338 of the Code and the applicable Treasury Regulations thereunder, the aggregate deemed sales price ("ADSP") at which the Company is deemed to have sold the Assets for Tax purposes as a result of the Section 338(h)(10) Election shall be determined, and (B) the ADSP shall be allocated among the Assets as set forth in SCHEDULE 6.7(E)(III). Except as may otherwise be required by law, the parties will (x) file or cause to be filed all Tax Returns in a manner consistent with such allocations and (y) not take any position inconsistent therewith in any judicial or administrative proceeding.

         6.8 Restriction on Transfer of Shares. Until the day following the second anniversary of the date of delivery of the shares of Purchaser Stock, the Sellers shall not directly or indirectly sell, assign, pledge, encumber or otherwise transfer any such shares of Purchaser Stock to any Person. Notwithstanding anything to the contrary contained in this Section 6.8, the Sellers may transfer up to $50,000 in the aggregate in Purchaser Stock to their parents or siblings, provided that the transferee(s) make the representations and warranties to the Purchaser contained in Section 4.31 as to themselves and agree in writing to be bound by first sentence of this Section 6.8.

         6.9 Audit. Sellers will cooperate with the Purchaser and Grant Thornton LLP in connection with the completion of Grant Thornton LLP's audit of the financial statements of the Company and the delivery of Grant Thornton LLP's opinion with respect thereto. The foregoing shall include, without limitation, providing customary letters from the Company's officers, others having responsibility for the Company's financial statements and counsel.

7.       Indemnification.

         7.1 By the Sellers. To the extent provided in this Article 7, the Sellers shall jointly and severally indemnify and hold the Purchaser, its successors and assigns, and its and their officers, directors, employees, shareholders, agents and Affiliates (including the Company) (each, an "Indemnified Purchaser Party") harmless from and against:

                  (a) any claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Purchaser Party in connection therewith) (collectively, "Damages") that such Indemnified Purchaser Party may sustain, suffer or incur and that result from, arise out of or relate to:

                           (i)   any inaccuracy of any representation or
warranty of the Sellers in this Agreement;

                           (ii)  any nonfulfillment of any covenant or agreement
on the part of the Sellers set forth in this Agreement; and

                           (iii) any Liability for Taxes of the Company with
respect to any Tax period ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 6.7(b)) to the portion of such period beginning before and ending on the Closing Date), except for any Liability for which the Purchaser is providing indemnification pursuant to
Section 7.2(a)(iv), and any Damages that relate to the invalidity of the Section 338(h)(10) Election (and any corresponding election under state, local or foreign law) as a result of the Company failing to constitute a validly electing S corporation pursuant to Section 1362 of the Code (and any comparable provisions of other Tax law).

                  (b) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.1.

         7.2 By the Purchaser. From and after the Closing Date, to the extent provided in this Article 7, the Purchaser shall indemnify and hold the Sellers, their heirs and assigns (each, an "Indemnified Seller Party") harmless from and against:

                  (a) any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to:

                           (i)   any inaccuracy of any representation or
warranty of the Purchaser contained in this Agreement or any certificate or other writing delivered by or on behalf of the Purchaser in connection herewith;

                           (ii)  any nonfulfillment of any covenant or agreement
of the Purchaser contained in this Agreement;

                           (iii) any Liability for Taxes of the Company with
respect to any Tax period beginning after the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 6.7(b)) to the portion of such period beginning after the Closing Date); and

                           (iv)  any Taxes of the Company and the Sellers in
excess of the Taxes the Company and the Sellers would have incurred had the
Section 338(h)(10) Election not been made with respect to the Transactions, including but not limited to Taxes paid with respect to any payment pursuant to this Section 7.2(a)(iv) and any acceleration in the timing of taxable income allocated to the Sellers.

                  (b) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.2.

         7.3      Procedure for Claims.

                  (a) An Indemnified Purchaser Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Article 7 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the later of (i) the date that the Claim Notice is given and (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

                  (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Article 7, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first Business Day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

                  (c) An Indemnified Party shall be entitled to indemnification with respect to inaccuracy of any representation or warranty made hereunder only when the aggregate of all Damages to such Indemnified Party exceeds $50,000 (the "Deductible Amount") and then such Indemnified Party shall be entitled to indemnification for all of its Damages in excess of the Deductible Amount. In no event shall the Sellers be obligated to indemnify the Purchaser under Section 7.1 for inaccuracies of any representations or warranties in amounts in excess of the Escrow Fund, except for Damages resulting from a breach of the representations or warranties set forth in Sections 4.2, 4.3, 4.6, 4.8 or 4.11.

                  (d) The Sellers will pay all indemnification arising under Section 7.1(a)(iii) from their own funds. The Sellers will first satisfy the Indemnified Purchaser Parties for any other indemnification obligation of the Sellers pursuant to Section 7.1 with the cash held under the Escrow Fund. In the event all of the cash has been used to satisfy such indemnification obligations, the Indemnified Purchaser Parties may satisfy any further indemnification obligations of the Sellers pursuant to Section 7.1 with the Contingent Escrow Amount. For purposes of determining the number of shares of Purchaser Stock to be delivered, each share shall be deemed to have a value equal to the average of the closing prices of Purchaser Stock as reported on the Nasdaq Stock Market for the 20 trading days commencing on the date the amount of the claim for which Sellers are required to indemnify the Purchaser is finally determined. A "trading day" shall mean a day on which the Nasdaq Stock Market is open for business and there are reported trades of Purchaser Stock.

         7.4      Claims Period. Any claim for indemnification under this
Article 7 shall be made by giving a Claim Notice under Section 7.3 on or before the applicable "Expiration Date" specified below in this Section 7.4, or the claim under this Section shall be invalid. "Expiration Date" means:

                  (a) the date on which the applicable statute of limitations expires with respect to any claim for Damages related to (i) a breach of any covenant or agreement to be performed at least in part after the Closing Date, (ii) a breach of any representations or warranties of a party to this Agreement that were untrue when made with an actual intent to mislead or defraud or (iii) a breach of a representation or warranty set forth in Sections
4.2 or 4.3;

                  (b) for any breach of a representation or warranty set forth in Sections 4.8 or 4.24 until 60 days following the expiration of the applicable statute of limitations (with extensions) relating to such matter;

                  (c)      with respect to claims for Taxes under Section 7.1(a)
(iii), Section 7.2(a)(iii) or Section 7.2(a)(iv) until 60 days following the expiration of the applicable statute of limitations (with extensions); and

                  (d)      for all other claims, 18 months following the Closing
Date.

So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

         7.5 Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this Article 7 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld). Any such Indemnified Party and Indemnitor shall cooperate fully, as and to the extent reasonably requested by the by the other party, in connection with the defense of such Action. Any failure to give prompt notice under this Section 7.5 shall not bar an Indemnified Party's right to claim indemnification under this Article 7, except to the extent that an Indemnitor shall have been materially harmed or the rights of an Indemnitor shall have been materially prejudiced by such failure.

         7.6 Effect of Investigation or Knowledge. Any claim by the Purchaser for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Purchaser, nor shall such a claim be adversely affected by the Purchaser's Knowledge on or before the Closing Date of any breach of the type specified in the first sentence of Section 7.1 or of any state of facts that may give rise to such a breach. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

         7.7 Survival Period. All of the representations and warranties made by each party in this Agreement shall survive until the relevant Expiration Date set forth in Section 7.4

         7.8 No Contribution/Indemnification. The Sellers shall not seek, nor will they be entitled to, contribution from, or indemnification by, the Company, under the Company's Charter Documents, this Agreement, applicable corporate Laws or other Laws or otherwise, in respect of amounts due from the Sellers to an Indemnified Purchaser Party under this Article 7 or otherwise under this Agreement, and the Sellers will hold the Company and the Indemnified the Purchaser Parties harmless in respect of all such amounts and shall not seek to join the Company in connection with any suit arising under this Agreement. The Sellers shall not make claim against any directors and officers insurance policy maintained or to be maintained by the Company in respect of amounts due by the Sellers to an Indemnified Purchaser Party under this Article 7 or otherwise under this Agreement, if the carrier of such insurance policy would have any right of subrogation against the Company in respect of such claim, and shall indemnify and hold harmless the Purchaser Indemnified Parties from any such action.

         7.9 Contingent Claims. Nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder for potential or contingent claims or demands based on an overtly threatened Action (a "Contingent Claim"); provided that the Claim Notice sets forth the specific basis for any such Contingent Claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim may be made.

         7.10 Exclusive Remedy. The indemnification provisions set forth in this Article 7 are the exclusive post-closing remedies with respect to the Liability for Damages of the Sellers or the Purchaser for the breach, inaccuracy or nonfulfillment of any representation, warranty or covenant contained in this Agreement, provided, however, that (a) nothing herein shall preclude any party from seeking any remedy based upon fraud or willful or criminal misconduct and
(b) nothing shall preclude the Purchaser from seeking any remedies available to it with respect to any breach of the covenants set forth in Article 6.

         7.11 Characterization of Payments. Except as otherwise required by applicable law, the parties shall treat any indemnification payments hereunder as an adjustment to the Purchase Price.

8. Public Announcements. The Sellers shall not issue any press release or make any public statement with respect to this Agreement and the Transactions. The Purchaser may issue any press release or make any public statement with respect to this Agreement and the Transactions and will, to the extent practicable, consult with the Sellers prior to such press release or such public statement.

9.       General Matters.

         9.1 Contents of Agreement. This Agreement sets forth the entire understanding of the parties with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters

         9.2 Amendment, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, except as provided in Article 7. No party shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. Neither the failure nor the delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.3 Further Assurances. At and after the Closing, the parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

         9.4 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. Any determination as to whether a situation is material shall be made by taking into account the effect of all other provisions of this Agreement that contain a qualification with respect to materiality so that the determination is made after assessing the aggregate effect of all such situations. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

         9.5 Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in "pdf" or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in "pdf" or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party's execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         9.6 Schedules. Any items listed or described on the Schedules shall be listed or described under a caption that specifically identifies the Section(s) and subsections, if applicable, of this Agreement to which the item relates (which, in each case, shall constitute the only valid disclosure with respect to such Section(s)).

         9.7 Negotiated Agreement. The parties hereto hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the parties hereto and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

         9.8 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable Law in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party, (a) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (b) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner so that the Transactions are fulfilled to the fullest extent possible.

         9.9 Expenses. All Transaction Expenses shall be paid by the party incurring such Transaction Expenses, except as may otherwise be expressly provided in this Agreement. Without limiting the foregoing, all Transaction Expenses of the Sellers or the Company shall be paid by the Sellers, expect that the fees and expenses of Grant Thornton LLC in connection with the audit of the Annual Financials shall be paid by the Purchaser.

10. Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, facsimile message or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by notice to the other parties hereto:

If to the Sellers:

John F. Connors, III
220 Boylston Street
Unit 1013
Boston, MA 02116

Terence B. Connors
20 Gloucester Street, No. 5
Boston, MA 02115

and with a required copy to:

Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
22nd Floor
Philadelphia, PA 19103

Attn:  David E. Landau
Facsimile:  (215) 405-2952

If to the Purchaser:

Quipp, Inc.
4800 N.W. 157 Street
Miami, Florida 33014-6434
Attn: Michael S. Kady
Facsimile: (305) 628-4402

with a required copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103-2921
Attn:    Peter S. Sartorius
Facsimile:  (215) 963-5001

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal Laws of the State of Florida without regard to any choice of Law or conflict of Law, choice of forum or provision, rule or principle (whether of the State of Florida or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction. The parties hereto hereby irrevocably
(a) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Florida and (b) waive the right and shall not assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Article 10. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12. General Release. In consideration of the Purchase Price to be received by each of the undersigned Sellers in consideration of the Shares owned by the Sellers, each of the undersigned Sellers, on behalf of himself, herself or itself and his, her or its Affiliates (collectively, the "Releasors"), hereby forever fully and irrevocably releases and discharges the Company and its directors, officers and employees (collectively, the "Released Parties") from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, undertakings, controversies, promises, losses, or liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for Damages) which the Releasors can, shall or may have against the Released Parties related to or arising from any relationship the undersigned currently has or may have had with any of the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue based on matters now unknown as well as known from the beginning of the world to the time of the Closing, except for claims by the Sellers for indemnification or advancement of expenses in their capacities as directors or officers of the Company so long as such claims do not relate to and would not give rise to a basis for a claim for indemnification under this Agreement (collectively, the "Released Claims"). The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                 QUIPP, INC.


                                 By:      /s/      Michael Kady
                                    --------------------------------------------
                                 Name:  Michael Kady
                                 Title:  President and Chief Executive Officer

                                 SELLERS:


                                          /s/      John F. Connors III
                                 -----------------------------------------------
                                 John F. Connors III


                                          /s/      Terence B. Connors
                                 -----------------------------------------------
                                 Terence B. Connors

                                    EXHIBIT A




                                     FORM OF


                                ESCROW AGREEMENT


         Escrow Agreement dated as of August 10, 2005 (the "Effective Date") by and among Quipp, Inc., a Florida corporation (the "Purchaser"), John F. Connors III and Terence B. Connors (individually, a "Seller" and together the "Sellers") and JPMorgan Chase Bank, as escrow agent hereunder (the "Escrow Agent").

WHEREAS, the Sellers and the Purchaser entered into a Share Purchase Agreement dated as of August 10, 2005 (the "Purchase Agreement"), which provides for the purchase by the Purchaser from the Sellers of all the outstanding stock of Newstec, Inc., a Massachusetts corporation.

WHEREAS, this Agreement is entered into pursuant to and in connection with the closing under the Purchase Agreement.

WHEREAS, the Purchaser and the Sellers have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. The Purchaser and the Sellers hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. ESCROW FUND. Within three days after the execution and delivery of this Escrow Agreement, the Purchaser and the Sellers will deposit with the Escrow Agent the sum of $400,000 and they may make a deposit of additional cash (all such cash deposits are herein called the "Escrow Cash Deposit") or shares of common stock of the Purchaser registered in the names of the Sellers but with an address c/o the Escrow Agent (the "Escrow Shares") accompanied by stock powers duly executed in blank by the Sellers. The Escrow Agent shall hold the Escrow Cash Deposit and the Escrow Shares and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Cash Deposit and the proceeds thereof (the "Escrow Cash Fund") as directed in Section 3. In the event that the Escrow Shares are exchanged or converted into cash or other property as a result of a merger, consolidation or other transaction, such cash or other property will be delivered to the Escrow Agent and held hereunder. Any such cash will become part of the Escrow Cash Fund. References herein to the Escrow Shares include any other property into which such Escrow Shares are exchanged or converted. The Escrow Cash Fund and the Escrow Shares are herein called the "Escrow Fund."

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

3. INVESTMENT OF ESCROW FUND. During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 attached hereto ("Schedule 1") or such other investments as shall be directed in writing by the Purchaser and the Sellers and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management (JPMFAM), in the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions are effected on behalf of the Escrow Fund through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Escrow Fund, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to Purchaser and the Seller reflecting transactions executed on behalf of the Escrow Fund. The Purchaser and the Seller, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on
Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Cash Fund. Income earned on the Escrow Fund shall be distributed to the Sellers (50% each) annually by the Escrow Agent.

4. DISPOSITION AND TERMINATION. (a) Except for income earned (which shall be distributed as described in paragraph 3 to the Sellers) and as provided in paragraphs (b), (c) or (d) below, the total amount held in the Escrow Fund shall be released to the Sellers on the 18-month anniversary of the date hereof.

         (b) Upon receipt by the Escrow Agent of written instructions signed by the Sellers and the Purchaser ("Joint Written Instructions") directing the Escrow Agent to release all or any portion of the Escrow Fund to the Purchaser or the Sellers, as the case may be, the Escrow Agent shall release funds or Escrow Shares in accordance with such direction.

         (c) Upon receipt by the Escrow Agent of a notice of a claim for indemnification under the Purchase Agreement ("Claim Notice") sent by the Purchaser to the Sellers, the Escrow Agent shall set aside from the Escrow Cash Fund and retain custody of the lesser of (x) the amount set forth in the Claim Notice (the "Claimed Amount") and (y) the then remaining balance of the Escrow Cash Fund.

         (d) In the event that the remaining balance in the Escrow Cash Fund is less than the amount set forth in the Claim Notice and any other Claim Notices received by the Escrow Agent as to which the Escrow Agent has not received a notice of resolution, the Escrow Agent shall retain custody of the Escrow Shares.

         (e) Amounts retained pursuant to paragraphs (c) and (d) shall be released only pursuant to:

              (i) Joint Written Instructions directing the Escrow Agent to release all or any portion of such funds or Escrow Shares; or

              (ii)An arbitration award or court order that (x) finally resolves a claim stated in a Claim Notice and (y) is one from which no appeal is or can be taken ("Final Order"), as evidenced by Joint Written Instructions or by such other evidence as shall be satisfactory to the Escrow Agent, it being understood that (without limiting other forms of evidence that may be satisfactory to the Escrow Agent) a certified copy of an arbitration award or court order accompanied by a letter addressed to the Escrow Agent from outside counsel to the Purchaser or the Sellers which (A) states that such award or court order is a Final Order, (B) specifies by reference to the appropriate Claim Notice(s) the claims for indemnification that are resolved by such Final Order, (C) if applicable, sets forth the amount to be paid to the Purchaser as a result of such Final Order and if such amount cannot be satisfied from amount in the Escrow Cash Fund, the number of Escrow Shares to be delivered to the Purchaser and (D) states that a copy of such letter has been sent to the party to this Agreement (the Purchaser or the Sellers) that is not such counsel's client (the "Other Party") and its counsel shall be deemed satisfactory to the Escrow Agreement unless an objection and a statement of the reasons therefor are received in writing by the Escrow Agent from counsel to the Other Party within 15 days after receipt by the Escrow Agent of such letter from counsel.

              (iii) Upon receipt of such Joint Written Instructions or evidence described in clause (ii), the Escrow Agent shall release funds or Escrow Shares promptly to the Sellers or the Purchaser, as directed in the Joint Written Instructions or Final Order and letter; except that the Escrow Agent shall not release funds to the Sellers upon receipt of a Final Order before the 18 month anniversary of the date hereof, or to the extent from and after such 18 month anniversary that the remaining principal balance in the Escrow Cash Fund after such release would be less than the aggregate Claimed Amount of all then unresolved claims as to which the Purchaser had previously given to the Sellers, with a copy to the Escrow Agent, a Claim Notice.

         (f) Upon delivery of the entire amount of the Escrow Fund, this Agreement shall be deemed to be terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

         (g) All amounts to be paid by the Escrow Agent to the Sellers or the Purchaser hereunder shall be paid by wire transfer of immediately available funds to the appropriate account specified in Schedule 1 or such other account as shall be designated by the appropriate party by notice to the Escrow Agent, except that interest may be paid to the Sellers by check.

5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Purchaser or the Sellers. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. SUCCESSION. The Escrow Agent may resign at any time upon giving the other parties hereto 30 days; notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as the Purchaser and the Sellers shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within 30 days of such notice, the Escrow Agent may pay and deliver the Escrow Fund into a court of competent jurisdiction; and provided further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Agreement. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. FEES. The Purchaser agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

8. INDEMNITY. The Purchaser and the Sellers shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Purchaser or the Sellers, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9.       ACCOUNT OPENING INFORMATION/TINS.
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
For accounts opened in the US:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.

For non-US accounts:
To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

TINs
The Purchaser and the Sellers each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") is set forth in Schedule 1. Upon execution of this Agreement, the Purchaser and the Sellers shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include the Purchaser's and the Sellers' TINs. All income earned on the Escrow Fund shall be considered the property of the Sellers (50% each) for federal income tax purposes. The Sellers, the Purchaser and the Escrow Agent shall annually report such earnings consistently therewith.

10. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:
     (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
     (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
     (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Purchaser's executive officers, ("Executive Officers"), which shall include the titles of President and Treasurer, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Sellers to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. MISCELLANEOUS. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

                                 JPMORGAN CHASE BANK
                                 AS ESCROW AGENT

                                 By:
                                    --------------------------------------------


                                 QUIPP, INC.


                                 By:
                                    --------------------------------------------
                                 Name: Michael Kady
                                 Title:  President and Chief Executive Officer

                                 SELLERS:


                                 -----------------------------------------------
                                 John F. Connors III


                                 -----------------------------------------------
                                 Terence B. Connors

                                    EXHIBIT B

                                    EARN-OUT

I. Revenue/ EBITDA Earn-Out Calculation. Within 45 days after the date of the Purchaser's public release of its audited financial statements for the year ended December 31, 2005, the Purchaser will calculate the Revenue and EBITDA of the Company for such year on a pro-forma basis as if the transactions contemplated by the Agreement had not occurred, compute the additional amount to which Sellers are entitled under the earn-out described herein (the "Revenue/EBITDA Earn-Out Calculation") and furnish a copy of such Revenue/EBITDA Earn-Out Calculation to the Sellers in reasonable detail.

II.      Revenue Component.

         A. If Revenue of the Company for the year ended December 31, 2005 is at least $9,294,000, the Purchaser will pay the Sellers an additional $250,000. If Revenue of the Company for such year is less than $9,294,000 but at least $7,435,000, the Purchaser will pay the Sellers an additional amount equal to the product of $250,000 times a fraction the numerator of which is such Revenue and the denominator of which is $9,294,000. If Revenue of the Company for such year is less than $7,435,000, the Purchaser shall not pay the Sellers any additional amount pursuant to this paragraph.

         B. "Revenue" shall mean the revenue determined in accordance with GAAP for the Company on a pro forma basis as if the transaction contemplated by the Agreement had not occurred.

III.     EBITDA Component.

         A. If EBITDA of the Company for the year ended December 31, 2005 is at least $787,000, the Purchaser will pay the Sellers an additional $250,000. If EBITDA of the Company for such year is less than $787,000 but at least $630,000, the Purchaser will pay the Sellers an additional amount equal to the product of $250,000 times a fraction the numerator of which is such EBITDA and the denominator of which is $787,000. If EBITDA of the Company for such year is less than $630,000, the Purchaser shall not pay the Sellers any additional amount pursuant to this paragraph.

         B. "EBITDA" shall mean net income, plus, without duplication and to the extent deducted from revenues in determining net income, the sum of (i) the amount of interest expense, (ii) the amount of income and franchise tax expense,
(iii) all amounts attributable to depreciation and amortization, (iv) all other non-cash charges (other than any non-cash item of expense requiring an accrual or reserve for future cash expense) and minus, without duplication and to the extent added to revenue in determining net income, all non-cash gains and other extraordinary and non-recurring gains, all as determined in accordance with GAAP for the Company on a pro forma basis as if the transactions contemplated by the Agreement had not occurred and without the imposition of any charges by the Purchaser for its corporate overhead or similar matters.

IV.      Elyria Agreement Component.

         Within five Business Days following the date that the Company has recognized at least $1,800,000 from that certain agreement dated as of December 29, 2004 between the Company and Lorain County Printing and Publishing, Inc. of Elyria, Ohio (the "Elyria Revenue Target Date"), the Purchaser will pay the Sellers an additional $150,000; provided, however, that the Elyria Revenue Target Date is not later than December 31, 2006.

V.       Procedures.

         A. The Sellers shall have 20 days from the date on which they receive the Revenue/EBITDA Earn-Out Calculation to notify the Purchaser if they dispute the Revenue/EBITDA Earn-Out Calculation (an "Earn-Out Dispute"). In the event that the Purchaser does not receive written notice of an Earn-Out Dispute within such 20 day period, the Revenue/EBITDA Earn-Out Calculation shall be deemed to be final and binding upon the parties. In the event that the Purchaser receives written notice of an Earn-Out Dispute within such 20 day period, the Parties will endeavor to resolve such Earn-Out Dispute for a period of 20 days. If, at the end of such 20-day period the Earn-Out Dispute has not been resolved, the parties will refer the items that are the subject of the Earn-Out Dispute to the Independent Accounting Firm for resolution. The decision of the Independent Accounting Firm shall be final and binding upon the parties and the Purchaser shall recompute the Revenue/EBITDA Earn-Out Calculation in light of the Independent Accounting Firm's decision. The fees and expenses of the Independent Accounting Firm incurred in connection with an Earn-Out Dispute shall be shared equally by the Sellers, on the one hand, and the Purchaser, on the other.

         B. The amount reflected in the Revenue/EBITDA Earn-Out Calculation, if any, shall be paid within five Business Days after the date on which the Revenue/EBITDA Earn-Out Calculation becomes final and binding upon the parties.

         C. Any earn-out amount payable hereunder shall be deemed to be additional Purchase Price for the purposes of the Agreement. The Contingent Indemnity Escrow Amount shall be delivered to the Escrow Agent and the balance to the Sellers.

VI.      Payment.

                  (a) In the event amounts are payable to the Sellers with respect to the Revenue, EBITDA or Elyria Agreement components, up to the first $200,000 in Purchaser Stock (or cash or shares of such other company as contemplated in Subsection (b) below) payable to the Sellers shall be transferred to the Escrow Agent in accordance with the Escrow Agreement.

                 (b) All amounts payable pursuant to this Exhibit B, shall be payable in Purchaser Stock, provided that, if there is a Change of Control (as defined below) of the Purchaser prior to payment of any amount pursuant to this Exhibit B, either the Sellers or the Purchaser shall have the right to elect to have amounts payable pursuant to this Exhibit B paid in cash, except that if as a result of such Change in Control, the Purchaser becomes a subsidiary of a company having a class of stock listed on a national stock exchange or the Nasdaq Stock Market, the Sellers shall have the right to elect to receive shares of such class of stock and, if the Sellers do so, the Purchaser shall not have the right to elect to pay amounts payable pursuant to this Exhibit B in cash. For purposes of determining the number of shares of Purchaser Stock to be delivered with respect to the Revenue and EBITDA components, each share shall have a value equal to the average of the closing prices of Purchaser Stock (or shares of such other company) as reported on the Nasdaq Stock Market (or, if applicable, a national stock exchange) for the 20 trading days consisting of the last 10 trading days in 2005 and the first 10 trading days of 2006. A "trading day" shall mean a day on which the Nasadaq Stock Market (or, if applicable, a national stock exchange) is open for business and there are reported trades of Purchaser Stock (or shares of such other company). For purposes of determining the number of shares of Purchaser Stock (or shares of such other company) to be delivered with respect the Elyria Agreement component, each share shall have a value equal to the average of the closing prices of Purchaser Stock (or shares of such other company) as reported on the Nasdaq Stock Market (or, if applicable, a national stock exchange) for the 20 trading days preceding the Elyria Revenue Target Date.

         A "Change of Control" shall be deemed to have occurred if:

                  1. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Purchaser representing more than twenty percent (20%) of the voting power of the then outstanding securities of the Purchaser;

                  2. Substantially all of the assets of the Purchaser are sold or other otherwise disposed of;

                  3. A transaction is consummated in which the stockholders of the Purchaser immediately before the transaction will not beneficially own, immediately after the transaction, shares entitling such stockholders to eighty percent (80%) or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

                  4. A change in the composition of the Board of Directors of the Purchaser such that Incumbent Board Members cease for any reason to constitute at least a majority of the Board of Directors of the Purchaser.

         "Incumbent Board Members" shall mean those individuals who, as of the date of this Agreement, constitute the Board of Directors of the Purchaser; provided, that any individual who becomes a member of the Board of Directors of the Purchaser subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are Incumbent Board Members shall be considered as though such individual is an Incumbent Board Member.

VII. Terms. Capitalized terms used but not defined in this Exhibit B shall have the meanings specified in the Agreement.

                                    EXHIBIT C

                             FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

$2,012,500                                                       August 10, 2005

              FOR VALUE RECEIVED, Quipp, Inc., a Florida corporation (collectively, with its successors and assigns, the "Maker"), promises to pay to the order of _____ ("Payee") the principal sum of Two Million Twelve Thousand Five Hundred and 00/100 Dollars ($2,012,500), together with interest accrued on the outstanding principal balance hereof from the date of this Note until paid at an annual rate of 3.58% on the terms and conditions described below; provided, that, amounts not paid when due shall bear interest at the Prime Rate plus 3%. Capitalized terms used but not defined in this Note shall have the meanings specified in that certain Share Purchase Agreement dated as August 10, 2005 among Maker, Payee and _______________ (the "Agreement").

         1. Payment of Principal and Interest. The principal amount of this Note and all accrued but unpaid interest on the outstanding principal amount of this Note shall be paid on August 12, 2005 (the "Payment Date"). The sum of $200,000 shall be paid on behalf of Payee by transfer to the Escrow Agent and the balance shall be paid by wire transfer of immediately available funds to Payee at such account as Payee shall have designated in writing to Maker.

         2. Waiver Regarding Notice. The Maker, for itself and its successors and assigns, hereby waives presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of the Payee hereof to assert any right herein shall not be deemed to be a waiver of principal or interest then due.

         3. Default. The failure by Maker to make the payment of principal, together with all accrued interest thereon on the Payment Date shall constitute a "Default" under this Note.

         4. Security Interest; Remedies on Default.

            (a) In order to secure the obligations of Maker under this Note, Maker hereby grants to Payee a security interest in (i) all shares of common stock of Newstec, Inc., a Massachusetts corporation, owned by Maker, consisting of 64 shares represented by certificate number 8 (collectively, the "Stock"), and (ii) all dividends, cash, securities, investment property, financial assets and other property issued, paid, declared and/or distributed in connection with the Stock, or any portion thereof, and (iii) all cash, securities, investment property, financial assets and other property paid, issued and/or distributed to


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or for the benefit of Maker in exchange, redemption or substitution for the
Stock, or any portion thereof, and (iv) all other cash, securities, investment property, financial assets and other property paid, issued and/or distributed to or for the benefit of Maker as a consequence of Maker's ownership of the Stock, or any portion thereof, and (v) all proceeds of the foregoing (collectively, the "Collateral").

            (b) All original certificates and instruments representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Payee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Payee.

            (c) Prior to the occurrence of a Default, Maker shall be entitled to exercise all voting and other consensual rights arising under the Collateral and shall be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof. Upon the occurrence of a Default, all rights of Maker to (A) exercise voting and other consensual rights which Maker would otherwise be entitled to exercise, and (B) receive dividends and interest payments which Maker would otherwise be authorized to receive and retain, shall cease, and all such rights shall thereupon become absolutely vested in Payee. Payee shall thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such dividends and interest payments, without any further notice to, or consent of, Maker.

            (d) Upon the occurrence of a Default Payee shall have all rights, remedies, powers and privileges in Payee's favor at law or in equity, including, without limitation, the rights, remedies, powers and privileges of a secured party granted under the Uniform Commercial Code as in effect in the State of Florida.

         5. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6. Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Florida (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

              IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the date first above written.

                                  QUIPP, INC.


                                  By:
                                     -------------------------------------------
                                     Michael Kady
                                     President and Chief Executive Officer


Acknowledged and Agreed:

Payee:


--------------------------------

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